 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Akero Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	81-5266573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 350 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 487-6488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AKRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K/A of Akero Therapeutics, Inc. (the “Company”), filed with the U.S. Securities Exchange Commission on June 10, 2020, relates to the election of Tomas J. Heyman to the Company’s Board of Directors (the “Board”). At the time of his election to the Board, no determination had been made regarding the committees of the Board on which Mr. Heyman would serve. This Amendment is being filed to report Mr. Heyman’s Committee assignments.

On June 30, 2020, the Board appointed Mr. Heyman to the Company’s Audit Committee and as chairperson to the Company’s Nominating and Corporate Governance Committee, effective immediately. Following Mr. Heyman’s appointment, the members of the Audit Committee are Jane Henderson (Chair), Mr. Heyman and Mark Iwicki. Following Mr. Heyman’s appointment, the members of the Nominating and Corporate Governance Committee are Ms. Henderson, Mr. Heyman (Chair) and Graham Walmsley, M.D., Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2020	AKERO THERAPEUTICS, INC.

	By:	/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D. President and Chief Executive Officer